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                                    EXHIBIT 5

                                 Kutak Rock LLP

                                   May 8, 2002

Board of Directors
Lindsay Manufacturing Co.
2707 North 108th Street, Suite 102
Omaha, Nebraska  68164

               Re: Lindsay Manufacturing Co. Registration Statement on Form S-8 for up to 1,100,000 Shares of Common Stock Issuable Under the Amended and Restated 2001 Long-Term Incentive Plan


Gentlemen:

         We have acted as counsel to Lindsay Manufacturing Co. (the "Company") in connection with the filing of the registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the 1,100,000 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), issuable pursuant to the Company's Amended and Restated 2001 Long-Term Incentive Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. In rendering the opinion expressed below, we have reviewed such matters, documents and law as we have deemed necessary for purposes of this opinion. Based on and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Common Stock.

                                             Very truly yours,

                                             /s/ KUTAK ROCK LLP